Exhibit 10.5

2005 EQUITY PLAN

FOR KEY EMPLOYEES OF

ACCELLENT HOLDINGS CORP. AND ITS SUBSIDIARIES AND AFFILIATES

1.             Purpose of Plan

The 2005 Equity Plan for Key Employees of Accellent Holdings Corp. and its Subsidiaries and Affiliates (the “Plan”) is designed:

(a)           to promote the long term financial interests and growth of Accellent Holdings Corp. (the “Company”) and its Subsidiaries and Affiliates by attracting and retaining management and other personnel with the training, experience and ability to enable them to make a substantial contribution to the success of the Company’s business;

(b)           to motivate management personnel by means of growth-related incentives to achieve long range goals; and

(c)           to further the alignment of interests of participants with those of the stockholders of the Company through opportunities for increased stock, or stock-based ownership in the Company.

2.             Definitions

As used in the Plan, the following words shall have the following meanings:

(a)           “Affiliate” means with respect to any Person, any entity directly or indirectly controlling, controlled by or under common control with such Person.

(b)           “Board” means the Board of Directors of the Company.

(c)           “Change in Control” means (i) the sale of all or substantially all of the assets of the Company to an Unaffiliated Person; (ii) a sale by the Company, the Investor or any of their respective Affiliates resulting in more than 50% of the voting stock of the Company being held by an Unaffiliated Person; (iii) a merger or consolidation of the Company with or into an Unaffiliated Person; if and only if any such event listed in clauses (i) through (iii) above results in the inability of the Investor or any member or members of the Investor, to designate or elect a majority of the Board (or the board of directors of the resulting entity or its parent company).  For purposes of this definition, the term “Unaffiliated Person” means any Person or Group who is not (x) the Investor or any member of the Investor, (y) an Affiliate of the Investor or any member of the Investor, or (z) an entity in which the Investor, or any member of the Investor holds, directly or indirectly, a majority of the economic interests in such entity.

(d)           “Committee” means the Compensation Committee of the Board (or, if no such committee is appointed, the Board).

(e)           “Common Stock” or “Share” means the common stock, par value $0.01 per share, of the Company, which may be authorized but unissued, or issued and reacquired.

(f)            “Employee” means a person, including an officer, in the regular employment of the Company or one of its Subsidiaries or Affiliates who, in the opinion of the Committee, is, or is expected to have involvement in the management, growth or protection of some part or all of the business of the Company or one of its Subsidiaries or Affiliates.

(g)           “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(h)           “Fair Market Value” means the Market Value Per Share (as defined in the Management Stockholder’s Agreement), or if there has been no Qualified Public Offering (as defined in the Management Stockholder’s Agreement), the fair market value of the Common Stock as determined (i) in the good faith discretion of the Board and (ii) without any discounts for liquidity restrictions or non-controlling interests; provided, however, that the Board shall use commercially reasonable efforts to determine the fair market value of the Common Stock in accordance with Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) and the regulations thereunder.

(i)            “Grant” means an award made to a Participant pursuant to the Plan and described in Section 5, including, without limitation, an award of a Stock Option, Purchase Stock, Restricted Stock or Stock Appreciation Right (as such terms are defined in Section 5), or any combination of the foregoing.

(j)            “Grant Agreement” means an agreement between the Company and a Participant that sets forth the terms, conditions and limitations applicable to a Grant.

(k)           “Group” means “group,” as such term is used for purposes of Section 13(d) or 14(d) of the Exchange Act.

(l)            “Investor” means Accellent Holdings LLC.

(m)          “Management Stockholder’s Agreement” means the stockholder’s agreement entered into between the Company and each Participant.

(n)           “Participant” means an Employee, non-employee member of the Board, consultant or other person having a relationship with the Company or one of its Subsidiaries or Affiliates, to whom one or more Grants have been made and remain outstanding.

(o)           “Person” means “person,” as such term is used for purposes of Section 13(d) or 14(d) of the Exchange Act.

(p)           “Subsidiary” means any corporation or other entity in an unbroken chain of corporations or other entities beginning with the Company if each of the corporations or other entities, or group of commonly controlled corporations or other entities, other than the last corporation or other entity in the unbroken chain then owns stock or other equity interests possessing 50% or more of the total combined voting power of all classes of stock or other equity interests in one of the other corporations or other entities in such chain.

3.             Administration of Plan

(a)           The Plan shall be administered by the Committee.  The Committee may adopt its own rules of procedure, and action of a majority of the members of the Committee taken at a meeting, or action taken without a meeting by unanimous written consent, shall constitute action by the Committee.  The Committee shall have the power and authority to administer, construe and interpret the Plan, to make rules for carrying it out and to make changes in such rules.  Any such interpretations, rules, and administration shall be consistent with the basic purposes of the Plan.

(b)           The Committee may delegate to the Chief Executive Officer and to other senior officers of the Company its duties under the Plan subject to such conditions and limitations as the Committee shall prescribe except that only the Committee may designate and make Grants to Participants who are subject to Section 16 of the Exchange Act.

(c)           The Committee may employ counsel, consultants, accountants, appraisers, brokers or other persons.  The Committee, the Company, and the officers and directors of the Company shall be entitled to rely upon the advice, opinions or valuations of any such persons.  All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon all Participants, the Company and all other interested persons.  No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or the Grants, and all members of the Committee shall be fully protected by the Company with respect to any such action, determination or interpretation.

4.             Eligibility

The Committee may from time to time make Grants under the Plan to such Employees, or other persons having a relationship with Company or any of its Subsidiaries or Affiliates, and in such form and having such terms, conditions and limitations as the Committee may determine.  The terms, conditions and limitations of each Grant under the Plan shall be set forth in a Grant Agreement, in a form approved by the Committee, consistent, however, with the terms of the Plan; provided, however, that such Grant Agreement shall contain provisions dealing with the treatment of Grants in the event of the termination of employment, death or disability of a Participant, and may also include provisions concerning the treatment of Grants in the event of a Change in Control of the Company.

5.             Grants

From time to time, the Committee will determine the forms and amounts of Grants for Participants.  Such Grants may take the following forms in the Committee’s sole discretion:

(a)           Stock Options - These are options to purchase Common Stock.  At the time of Grant the Committee shall determine, and shall include in the Grant Agreement or other Plan rules, the option exercise period, the option exercise price, vesting requirements, and such other terms, conditions or restrictions on the grant or exercise of the option as the Committee deems appropriate; provided, however, that the option exercise price shall not be less than the Fair Market Value of a Share on the date the option is granted, other than to the extent the option is rolled over or assumed.  In addition to other restrictions contained in the Plan, an option granted under this

Section 5(a) may not be exercised more than 10 years after the date it is granted.  Payment of the option exercise price shall be made (i) in cash, (ii) with the consent of the Committee, in Shares that the Participant has held for at least six months, (iii) with the consent of the Committee, through the withholding of Shares otherwise issuable upon the exercise of the option, or (iv) a combination of the foregoing methods,  in accordance with the terms of the Plan, the Grant Agreement and of any applicable guidelines of the Committee in effect at the time.

(b)           Stock Appreciation Rights - The Committee may grant Stock Appreciation Rights independent of, or in connection with, the grant of a Stock Option or a portion thereof.  Each Stock Appreciation Right shall be subject to such other terms as the Committee may determine.  The exercise price per Share of a Stock Appreciation Right shall be an amount determined by the Committee but in no event shall such amount be less than the Fair Market Value of a Share on the date the Stock Appreciation Right is granted or, in the case of a Stock Appreciation Right granted in conjunction with a Stock Option, or a portion thereof, the option exercise price of the related Stock Option.  Each Stock Appreciation Right granted independent of a Stock Option shall entitle a Participant upon exercise to an amount equal to (i) the excess of (A) the Fair Market Value on the exercise date of one Share over (B) the exercise price per Share, times (ii) the number of Shares covered by the Stock Appreciation Right.  Each Stock Appreciation Right granted in conjunction with a Stock Option, or a portion thereof, shall entitle a Participant to surrender to the Company the unexercised Stock Option, or any portion thereof, and to receive from the Company in exchange therefor an amount equal to (i) the excess of (A) the Fair Market Value on the exercise date of one Share over (B) the option exercise price per Share, times (ii) the number of Shares covered by the Stock Option, or portion thereof, which is surrendered.  The date a notice of exercise is received by the Company shall be the exercise date.  Payment shall be made in Shares or in cash, or partly in Shares and partly in cash (any such Shares valued at such Fair Market Value), all as shall be determined by the Committee.

(c)           Purchase Stock – Purchase Stock are Shares offered to a Participant at such price as determined by the Committee, the acquisition of which may make the Participant eligible to receive Grants under the Plan, including, but not limited to, Stock Options.

(d)           Restricted Stock – Restricted Stock are Shares granted by the Committee to a Participant, with or without charge to the Participant (as may be required by applicable law).  The Restricted Stock shall be subject to such other terms as the Committee may determine.

6.             Limitations and Conditions

(a)           The number of Shares available for Grants under this Plan shall be 14,374,633, subject to adjustment as provided for in Sections 8 and 9, unless restricted by applicable law.  Shares related to Grants that are forfeited, terminated, canceled or expire unexercised, shall immediately become available for new Grants.

(b)           No Grants shall be made under the Plan beyond ten years after the effective date of the Plan, but the terms of Grants made on or before the expiration of the Plan may extend beyond such expiration.  At the time a Grant is made or amended or the terms or conditions of a Grant are changed in accordance with the terms of the Plan or the Grant Agreement, the Committee may provide for limitations or conditions on such Grant.

(c)           Nothing contained herein shall affect the right of the Company or any of its Subsidiaries or Affiliates to terminate any Participant’s employment at any time or for any reason.

(d)           Other than as specifically provided in the Management Stockholder’s Agreement, no benefit under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge, and any attempt to do so shall be void.  No such benefit shall, prior to receipt thereof by the Participant, be in any manner liable for or subject to the debts, contracts, liabilities, engagements, or torts of the Participant.

(e)           Participants shall not be, and shall not have any of the rights or privileges of, stockholders of the Company in respect of any Shares purchasable in connection with any Grant unless and until certificates representing any such Shares have been issued by the Company to such Participants (or book entry representing such shares has been made and such Shares have been deposited with the appropriate registered book-entry custodian).

(f)            No election as to benefits or exercise of any Grant may be made during a Participant’s lifetime by anyone other than the Participant except by a legal representative appointed for or by the Participant.

(g)           Absent express provisions to the contrary, any Grant under this Plan (i) shall not be deemed compensation for purposes of computing benefits or contributions under any retirement or severance plan of the Company or its Subsidiaries or Affiliates and shall not affect any benefits under any other benefit plan of any kind now or subsequently in effect under which the availability or amount of benefits is related to level of compensation and (ii) is not intended to be deferred compensation subject to Section 409A of the Code.  This Plan is not a “Retirement Plan” or “Welfare Plan” under the Employee Retirement Income Security Act of 1974, as amended.

(h)           Unless the Committee determines otherwise, no benefit or promise under the Plan shall be secured by any specific assets of the Company or any of its Subsidiaries or Affiliates, nor shall any assets of the Company or any of its Subsidiaries or Affiliates be designated as attributable or allocated to the satisfaction of the Company’s obligations under the Plan.

7.             Transfers and Leaves of Absence

For purposes of the Plan, unless the Committee determines otherwise: (a) a transfer of a Participant’s employment without an intervening period of separation among the Company and any Subsidiary or Affiliate (or among any Subsidiaries or Affiliates) shall not be deemed a termination of employment, and (b) a Participant who is granted in writing a leave of absence or who is entitled to a statutory leave of absence shall be deemed to have remained in the employ of the Company (and any Subsidiary or Affiliate) during such leave of absence.

8.             Adjustments

In the event of any change in the outstanding Common Stock, including, without limitation, a stock split, spin-off, stock or extraordinary cash dividend, stock combination, reclassification, recapitalization, liquidation, dissolution, reorganization, merger, Change in Control, or other event affecting the capital stock of the Company, the Committee may adjust appropriately (a) the number and kind of shares subject to the Plan and available for or covered by Grants and (b) exercise prices related to outstanding Grants, and make such other revisions to outstanding Grants as it deems, in good faith, are equitably required (including, without limitation, to the exercise price of Stock Options).

9.             Merger, Consolidation, Exchange, Acquisition, Liquidation or Dissolution

In its absolute discretion, acting in good faith, and on such terms and conditions as it deems appropriate, coincident with or after the grant of any Grant, the Committee may provide that such Grant cannot be exercised after the combination, merger or consolidation of the Company with or into another corporation or other entity, the exchange of all or substantially all of the assets of the Company for the securities of another corporation or other entity, the acquisition by another person of 80% or more of the Company’s then outstanding shares of voting stock or the recapitalization, reorganization, reclassification, liquidation, dissolution, or other event affecting the capital stock of the Company.  The Committee shall, on such terms and conditions as it deems appropriate, acting in good faith, also provide, either by the terms of such Grant or by a resolution adopted prior to the occurrence of such merger, consolidation, exchange, acquisition, recapitalization, reorganization, reclassification, liquidation, dissolution or other event affecting the capital stock of the Company, that, after written notice to all affected Participants and for a reasonable period of time prior to such event, such Grant which is being made unexercisable after any such event shall be exercisable as to any Shares subject thereto, notwithstanding anything to the contrary herein (but subject to the provisions of Section 6(b)) and that, upon the occurrence of such event, such Grant shall terminate and be of no further force or effect.  The Committee may also provide, in its absolute discretion, that (a) even if the Grant shall remain exercisable after any such event, from and after such event, any such Grant shall be exercisable only for, or (b) the Grant may be cancelled as of the date of such event only in exchange for, the kind and amount of securities and/or other property, or the cash equivalent thereof (as determined by the Committee in good faith), receivable as a result of such event by the holder of a number of Shares for which such Grant could have been exercised immediately prior to such event.  The Committee may further provide in its absolute discretion, an opportunity for holders of such Grant to enter into new Grants in connection with such event, on such terms and conditions as the Committee deems appropriate.

10.           Amendment and Termination

(a)           The Committee shall have the authority to make such amendments to any terms and conditions applicable to outstanding Grants as are consistent with this Plan provided that no such action shall modify any Grant in a manner materially adverse to all Participants with respect to any outstanding Grants, other than pursuant to Section 8 or 9 hereof, without the Participant’s consent except as such modification is provided for or contemplated in the terms of the Grant or this Plan (except that any adjustment that is made pursuant to Section 8 or 9 hereof may be made by the Committee in good faith).

(b)           The Board may amend, suspend or terminate the Plan except that no such action, other than an action under Section 8 or 9 hereof, may be taken which would, without stockholder approval, increase the aggregate number of Shares available for Grants under the Plan, decrease the price of outstanding Grants, change the requirements relating to the Committee, extend the term of the Plan or be materially adverse to all Participants with respect to any outstanding Grants.

(c)           If any payment of money, delivery of Shares or other benefits due to the Participant hereunder could cause the application of an accelerated or additional tax under Section 409A of the Code, such payment, delivery of Shares or other benefits shall be deferred if deferral will make such payment, delivery of Shares or other benefits compliant under Section 409A of the Code, otherwise such payment, delivery of Shares or other benefits shall be restructured, to the extent possible, in a manner, determined in good faith by the Company and reasonably acceptable to the Participant, that does not cause such an accelerated or additional tax.

11.           Governing Law; Foreign Options and Rights

(a)           This Plan shall be governed by and construed in accordance with the laws of New York applicable therein.

(b)           The Committee may make Grants to Employees who are subject to the laws of jurisdictions other than those of the United States, which Grants may have terms and conditions that differ from the terms thereof as provided elsewhere in the Plan for the purpose of complying with foreign laws or otherwise as deemed to be necessary or desirable by the Committee.

12.           Withholding Taxes

The Company shall have the right to deduct from any payment made under the Plan any federal, state or local income or other taxes required by law to be withheld with respect to such payment.  It shall be a condition to the obligation of the Company to deliver Shares upon the exercise of a Stock Option that the Participant pay to the Company such amount as may be requested by the Company for the purpose of satisfying any liability for such withholding taxes.

13.           Effective Date and Termination Dates

The Plan shall be effective on and as of the date of its approval by the stockholders of the Company and shall terminate ten years later, subject to earlier termination by the Board pursuant to Section 10.

Approved by stockholders on November 21, 2005.